ARTICLES OF INCORPOPATION
OF
SUPERTEX, INC.

1. The name of the corporation is Supertex, Inc.
2. The corporation's purposes are:

a. Primarily to engage in the specific business of import, export, manufacture and sale of electronic components;

b. To engage generally in the business of manufacture and distribution of electronics parts and devices and related materials;

c. To engage in any business related or unrelated to those described in clauses a. and b. of this article and from time to time authorized or approved by the board of directors of this corporation;

d. To act as partner or joint venturer or in any other legal capacity in any transaction;
e. To do business anywhere in the world; and

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f. To have and exercise all rights and powers from time to time granted to a corporation by law.

The above purpose clauses shall not be limited by reference to or inference from one another, but each such purpose clause shall be construed as a separate statement conferring independent purposes and powers upon the corporation.

3.  The principal office for the transaction of the business of the corporation is in the County of Santa Clara, State of California.

4. a. The number of directors of the corporation is three.

   b. The names and addresses of the persons who are appointed to act as first directors are:

Name                                                 Address

Yunni Pao	10364 Dempster Avenue
Cupertino, CA 95014

James Pao	2560 Sherborne Drive

Belmont, CA 94002

Henry C. Pao	10364 Dempster Avenue
Cupertino, CA 95014

5. The total number of shares which the corporation is authorized to issue is 5,000,000 shares.  The aggregate par value of said shares is $5,000,000 and the par value of each share is $1.00.  No distinction shall exist between the shares of the corporation or the holders thereof.

IN WITNESS WHEREOF, the undersigned and above incorporators and directors of this corporation have executed these articles of incorporation on October 15, 1975.

YUNNI PAO

Henry C. Pao

His Attorney-in-Fact

JAMES PAO
HENRY C . PAO

STATE OF CALIFORNIA, COUNTY OF SANTA CLARA:

Before me, a Notary Public in and for said County and State, personally appeared JAMES PAO and HENRY C. PAO, who appeared for himself and as attorney-in-fact for YUNNI PAO, known to me to be the persons whose names are subscribed to the foregoing articles of incorporation, and acknowledged to me that they executed the same.

Notary Public
Dated: October 15, 1975

FILED

RESTATED
ARTICLES OF INCORPORATION OF SUPERTEX,INC.

Henry C. Pao and Deborah Y. Pao certify that:

1. They are the President and Secretary, respectively, of Supertex, Inc., a California corporation.

2. The Articles of Incorporation of this corporation are amended and restated to read as follows:

FIRST: The name of this corporation is Supertex, Inc.

SECOND: The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THIRD: This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is Five Million (5,000,000).

FOURTH: Pursuant to Section 2302 of the California General Corporation Law;, this corporation elects to be governed by all of the provisions of the General Corporation Law of the State of California as originally effective January 1, 1977, and as thereafter amended, not otherwise applicable to it under Chapter 23.

3. The, foregoing amendment and restatement of Articles of Incorporation has been duly approved by the Board of Directors of this corporation.

4. This amendment and restatement of the Articles of Incorporation of Supertex, Inc., makes changes in the Articles only for the purpose of conforming the statement of purposes and powers to subdivision (b) of Section 202 of the California General Corporation Law and the deletion of any references to par value and location of principal office and deleting any statement regarding the number of directors.  Therefore, those restated Articles of Incorporation may be adopted with approval by the Board of Directors alone, as provided in Section 2302 of the California General Corporation Law.

Deborah Y. Pao, Secretary

The undersigned declare under penalty of perjury that the matters set forth in the foregoing certificate are true of their own knowledge.
Debdran Y." Pa

Executed at Sunnyvale, California.

Dated March 14 1980.

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